UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 22, 2013

VICAL INCORPORATED
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-21088 (Commission File Number)	93-0948554 (I.R.S. Employer Identification No.)

10390 Pacific Center Court San Diego, California (Address of principal executive offices)		92121-4340 (Zip Code)

Registrant’s telephone number, including area code: (858) 646-1100

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05           Costs Associated with Exit or Disposal Activities.

On August 22, 2013, Vical Incorporated (the “Company”) issued a press release announcing, among other things, a restructuring to conserve capital, including a staff reduction of 47 employees, approximately 39% of the Company’s total workforce. Following the restructuring, the Company will have approximately 74 employees. In addition, the Company is focusing its resources on its infectious disease vaccine programs and terminating activities related to Allovectin®, the Company’s investigational cancer immunotherapy which recently failed to meet its Phase 3 efficacy endpoints. The Company’s Board of Directors approved the restructuring on August 8, 2013, the same day Allovectin® Phase 3 results were unblinded. Affected employees were informed on or about August 22, 2013, the same day the restructuring is expected to be completed. The Company anticipates that it will incur personnel-related restructuring charges of $2.2 million, consisting primarily of one-time termination benefits. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2013, and in connection with the restructuring, we entered into a separation agreement with Alain P. Rolland, Pharm.D., Ph.D., Executive Vice President, Product Development. Pursuant to the terms of the separation agreement, Dr. Rolland will be entitled to receive severance benefits consisting of continued base salary payments and the payment of health insurance premiums for a period of 12 months, plus a payment equal to his cash bonus paid in the previous year. Dr. Rolland will also receive accelerated vesting on all his unvested stock awards as if he had remained employed by the Company for 12 months from the date of termination. In addition, the post termination exercise period for Dr. Rolland’s stock options will be extended to 12 months. In exchange for the severance benefits, Dr. Rolland provided the Company with a general waiver and release of claims. The Company’s obligation to pay the severance benefits is subject to the waiver and release of claims not being revoked.

Item 9.01           Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Separation Letter Agreement between Vical Incorporated and Alain P. Rolland, Pharm.D., Ph.D., dated August 22, 2013.

99.1	Press release issued by Vical Incorporated on August 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICAL INCORPORATED

Date: August 22, 2013	By:	/s/ VIJAY B. SAMANT
Vijay B. Samant
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Separation Letter Agreement between Vical Incorporated and Alain P. Rolland, Pharm.D., Ph.D., dated August 22, 2013.

99.1	Press release issued by Vical Incorporated on August 22, 2013.